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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 21, 2001



                              SUNTERRA CORPORATION
             (Exact name of registrant as specified in its charter)



        Maryland                      000-21193                 95-4582157
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
incorporation)                                              Identification No.)


                             1781 Park Center Drive
                             Orlando, Florida 32835
                               "www.sunterra.com"
                    (Address of Principal Executive Offices)

                                  407-532-1000
              (Registrant's telephone number, including area code)


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Item 4.     Changes in Registrant's Certifying Accountant.

            The registrant and certain of its affiliates are debtors-in-possession under Chapter 11 of the United States Bankruptcy Code in proceedings in the United States Bankruptcy Court for the District of Maryland (the "Bankruptcy Court"). The Audit Committee of the Board of Directors of the registrant has approved the engagement of Deloitte & Touche LLP ("D&T") to audit the registrant's financial statements, such engagement to be subject to authorization by order of the Bankruptcy Court.

            The registrant has filed with the Bankruptcy Court an application for such order. If the order is issued, the engagement of D&T will be effective, and the registrant will terminate the engagement of Arthur Andersen LLP ("AA"), the independent accounting firm that audited the financial statements of the registrant for the years ended December 31, 1999 and December 31, 1998. Upon the effectiveness of such engagement of D&T, and the termination of the engagement of AA, the registrant will file an amendment to this Current Report on Form 8-K to provide the information required by Item 4 of Form 8-K.



                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SUNTERRA CORPORATION
                                                     (Registrant)


                                                   By:  /s/ Lawrence E. Young
                                                        ------------------------
                                                        Lawrence E. Young
                                                        Chief Financial Officer
                                                        and Vice President

Date:  February 21, 2001


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